United States
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1933

                        Date of Report: January 21, 2011

                       Commission File Number: 001-07894

                        MATRIXX RESOURCE HOLDINGS, INC.

            Delaware                                95-2312900
  (Jurisdiction of Incorporation)      (I.R.S. Employer Identification No.)

                    2150 Latigo Canyon Rd., Malibu, CA 90265
                    (Address of principal executive offices)

                 23852 Pacific Coast Hwy, #167 Malibu, CA 90265
                (Former address of principal executive offices)

              Registrant's telephone number, including area code:
                                 (917) 331-0076


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
        230.425)
[ ] Soliciting material  pursuant  to Rule 14a-12 under the Exchange Act (17 CFR
        240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
        Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
        Act (17 CFR 240.13e-4(c))





































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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO MATERIAL DEFINATIVE AGREEMENT.

On January 20, 2011, the Registrant, a Delaware corporation ("Registrant" or the "Company"), entered into and executed a definitive agreement to acquire a 25% working interest in an 82.2 acre oil and gas lease known as the Sanger Heirs #1 from Tejones Operating Company. Pursuant to the terms of the Agreement, the Company purchased a 25% working interest in the Sanger Heirs #1 lease in exchange for $200,000. The $200,000 payment includes the Company's prospect fee and dry hole costs up the casing point. The lease is an 82.2 acre oil and gas lease in Live Oak County, Texas.

The terms of the Agreement further obligate the Company to pay its proportionate share of the completion cost of the well. The Company and Tejones provide for closing on this transaction on or before February 4th, 2011 at which time the operator will begin site preparation and will commence drilling subject to the transportation of and availability of a drilling rig.

         .
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

        /S/ Catherine Thompson
------------------------------------------------
Registrant



        /S/ Catherine Thompson
------------------------------------------------
Signatures
Catherine A. Thompson, CFO, Director

        1/21/2011
------------------------------------------------
Date